UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	10/10/2004

Northrop Grumman Corp
(Exact name of registrant as specified in its charter)

DE	1-16411	95-4840775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	310-201-3057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

In connection with the transaction described in Item 8.01 to this Report on Form 8-K, on October 13, 2004 the Registrant issued a press release, a copy of which is furnished as an exhibit to this Report.

ITEM 8.01 OTHER EVENTS

On October 10, 2004, the Registrant and its wholly owned subsidiary Northrop Grumman Space & Mission Systems Corp. (“NGS&MS”) entered into a Note Purchase and Settlement Agreement (the “Agreement”) with TRW Automotive Intermediate Holdings Corp. (“TRW Auto Intermediate”), TRW Automotive Holdings Corp. (“TRW Auto”) and Automotive Investors L.L.C. (“AI LLC”). The Agreement provides for (i) the repurchase by TRW Auto Intermediate of the $600 million original principal amount Seller Subordinated Note dated as of February 28, 2003 plus all accrued interest thereon (as amended, the “Note”) from NGS&MS, (ii) settlement of certain issues that have arisen under that certain Master Purchase Agreement, dated as of November 18, 2002, and subsequently amended by Amendment No. 1 thereto, dated as of December 20, 2002, and Amendment No. 2 thereto, dated as of February 28, 2003 (as amended, the “MPA”), and that certain Employee Matters Agreement, dated as of February 28, 2003 (the “EMA”), and (iii) settlement by the Registrant of certain indemnification obligations under the MPA. The MPA and the EMA were entered into, and the Note was acquired by the Registrant, in connection with the sale of NGS&MS’s automotive business in February 2003.

Under the Agreement, TRW Auto Intermediate will pay NGS&MS an aggregate of $493.5 million in consideration for the purchase of the Note, which is net of $40.5 million ascribed to the released claims. TRW Auto Intermediate’s obligation to make this payment and repurchase the Note is subject to it obtaining sufficient financing by November 22, 2004. If TRW Auto Intermediate is unable to secure this financing, then it will not repurchase the Note and instead, (i) the parties will amend the Note to remove any restrictions on transfer therein and (ii) the Registrant will pay TRW Auto $40.5 million as payment for the amendment of the Note and the settlement of the released claims.

In addition, under the MPA, the Registrant was obligated to indemnify TRW Auto for certain other post-retirement employee benefits (OPEB) payments and, alternatively, upon the occurrence of certain events (including TRW Auto’s initial public offering), to pay a terminal value amount for said indemnities to certain stockholders of TRW Auto. In satisfaction of this obligation, and regardless of whether TRW Auto Intermediate repurchases the Note, the Registrant agreed to pay AI LLC $52.5 million upon the closing.

In connection with the allocation of pension assets, TRW Auto also agreed to cause its salaried pension plan to pay approximately $27 million to NGS&MS’s salaried pension plan. TRW Auto also agreed that it will cause its salaried pension plan to pay to NGS&MS’s salaried pension plan the amount actually paid by NGS&MS’s salaried pension plan, approximately $5 million, in respect of payments previously made by NGS&MS’s salaried pension plan to TRW Auto’s salaried pension plan participants.

The Agreement also provides for (1) mutual releases by TRW Auto and Registrant from certain potential indemnification claims under the MPA and the EMA and (2) clarification of certain ongoing matters under the MPA relating to indemnification and of certain matters in the EMA.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Furnished
Exhibit 99 - Press Release dated October 13, 2004

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Northrop Grumman Corporation

Date: October 13, 2004	By:	/s/ John H. Mullan
John H. Mullan
Corporate Vice President and Secretary

Exhibit Index

Exhibit No.
Exhibit 99 Furnished – Press Release dated October 13, 2004